UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2021

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector Ste. 450
Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(770) 418-8800
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 11, 2021, the Registrant held its 2021 Annual Meeting virtually. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

The following matters were submitted to a vote of the stockholders:

The Registrant’s stockholders elected the following individuals to its board of directors for one-year terms expiring in 2022:

Name	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Withheld	Broker Non-Votes
Kelly H. Barrett	95,618,064	1,346,127	125,257	11,445,619
Wesley E. Cantrell	91,772,343	5,083,773	233,333	11,445,619
Glenn G. Cohen	96,387,572	569,586	132,290	11,445,619
Barbara B. Lang	95,445,182	1,515,627	128,640	11,445,619
Frank C. McDowell	91,953,727	4,994,456	141,266	11,445,619
C. Brent Smith	95,317,455	1,626,788	145,205	11,445,619
Jeffery L. Swope	93,149,004	3,795,460	144,985	11,445,619
Dale H. Taysom	96,460,933	487,445	141,071	11,445,619

The Registrant’s stockholders voted to ratify the appointment of Deloitte and Touche, LLP, as independent registered public accountants for the fiscal year ended December 31, 2021, as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
108,137,398	182,126	215,543

The Registrant's stockholders voted to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
92,286,036	3,934,520	868,893	11,445,619

The Registrant's stockholders voted to approve the Second Amended and Restated 2007 Omnibus Incentive Plan as disclosed in the proxy statement as follows:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Broker Non-Votes
92,920,086	3,896,453	272,909	11,445,619

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of George M. Wells as Executive Vice President and Chief Operating Officer

On May 11, 2021, the Board of Directors of Piedmont Office Realty Trust, Inc. (the “Registrant”) appointed George M. Wells, 58, to serve as Executive Vice President and Chief Operating Officer effective immediately. Mr. Wells has served as the Registrant’s Executive Vice President – Real Estate Operations since 2019 and as the Registrant’s Executive Vice President – Southeast Region from 2015 to 2019. There is no family relationship between Mr. Wells and any of the Registrant’s directors or other executive officers. Mr. Wells is not currently party to an employment or other compensatory agreement with the Registrant. His experience, current responsibilities, and compensation are more fully described on pages 25 and 40-60, respectively, of the Registrant’s most recent Annual Proxy Statement as filed with the Securities and Exchange Commission on March 19, 2021, which descriptions are incorporated herein by reference.

(e) Second Amended and Restated 2007 Omnibus Incentive Plan

On May 11, 2021, the stockholders of the Registrant approved the Piedmont Office Realty Trust, Inc. Second Amended and Restated 2007 Omnibus Incentive Plan (the “Amended Plan”). The Amended Plan was authorized and approved by the Registrant’s Board of Directors on March 18, 2021, subject to approval by the Registrant’s stockholders at the Registrant’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). The Amended Plan amends the Registrant’s existing Amended and Restated 2007 Omnibus Incentive Plan (the “Prior Plan”) to, among other things, (i) increase the total number of shares of stock available for issuance of awards by 3,000,000 shares, (ii) extend the term of the Amended Plan to March 17, 2031; and (iii) make certain other amendments to the Prior Plan.

The foregoing description of the terms and conditions of the Amended Plan is qualified in its entirety by reference to the terms and conditions of the Amended Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Second Amended and Restated 2007 Omnibus Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.
(Registrant)

Dated:	May 12, 2021	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President